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Exhibit 99.1

CompuCredit Selects Independent Auditors

        ATLANTA—(BUSINESS WIRE)—April 22, 2002—CompuCredit Corporation (NASDAQ: CCRT) today announced that it has engaged BDO Seidman, LLP as the company's independent auditors.

        BDO Seidman, LLP is one of the nation's leading accounting, tax and consulting firms with 36 offices and 179 alliance firm locations nationwide. BDO Seidman, LLP is the U.S. member of BDO International, the world's sixth largest accounting and consulting organization.

        CompuCredit Corporation is a credit card company that uses analytical techniques, including sophisticated computer models, to market general-purpose credit cards and related fee-based products and services. Through its Aspire® brand and others, the company currently serves over 2 million customers nationwide. Credit cards marketed by CompuCredit are issued by Columbus Bank and Trust Company under an agreement with CompuCredit. For more information about CompuCredit, visit www.compucredit.com.

Contact:

    CompuCredit Corporation
    Nancy King, 770/206-6200

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  Exhibit 99.1